Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017
Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC INVESTS IN SERIES A ROUND

OF COMBINENT BIOMEDICAL SYSTEMS, INC.

Marlborough, Mass., May 7, 2007 – Cytyc Corporation (Nasdaq: CYTC) through its Cytyc Development Company, LLC subsidiary, has made a venture investment in Combinent BioMedical Systems, an early stage company developing a vaginal drug delivery platform for delivering a combination of drugs, currently given orally and intravenously, in a single device. Optimized delivery of several drug combinations is expected to greatly improve treatment of a number of women’s health diseases with large markets and high unmet needs.

Robert Langer, Ph.D., Professor of Chemical Engineering at Massachusetts Institute of Technology (MIT), and William Crowley, Jr., M.D., Chief of the Reproductive Endocrine Unit of the Department of Medicine at Massachusetts General Hospital, are the founders of Combinent, which will be based in Boston, Massachusetts. Dr. Langer is one of the pre-eminent scientists in the Boston area focused on drug delivery. Dr. Langer has more than 550 issued or pending patents worldwide, and many patents have been licensed or sublicensed to over 180 pharmaceutical, chemical, biotechnology, and medical device companies. Dr. Crowley is one of the leading clinicians in reproductive endocrinology, focusing his clinical research on gonadotropin releasing hormone agonist (GNRHa) for the treatment of precocious puberty in children and endocrine disorders in women.

Cytyc joins VIMAC Ventures and Commons Capital in this financing. This financing will be used primarily to fund clinical trials.

John McDonough, president of Cytyc Development Company, LLC, will join the Combinent Board of Directors, which will also include Dr. Langer and Sena Biswas from VIMAC Ventures. Cytyc Development Company, LLC is the division of Cytyc responsible for all business development activities, including acquisitions, licensing, and venture capital investing.

“We are excited to be backing Dr. Langer and Dr. Crowley, world experts in drug delivery and hormonal disorders,” said Mr. McDonough. “We believe we are financing a unique delivery platform that will yield multiple products for the treatment of serious reproductive, endocrine, and metabolic diseases affecting women. We look forward to working with VIMAC Ventures and Commons Capital to build a company that we believe will have a significant impact on women’s health.”

- more -

Cytyc Invests in Series A Round of Combinent BioMedical Systems, Inc.

About Cytyc

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, preterm birth screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc is a registered trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Cytyc that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the successful integration of Adeza and Adiana into Cytyc’s business, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the potential consequences of the Cytyc Audit Committee’s voluntary review of circumstances relating to certain employee stock option exercises, including the impact of the expected restatement of Cytyc’s financial statements, the associated costs and expenses, and any regulatory review or litigation relating to such matters, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s and Adeza’s filings with the SEC, including those under the heading “Risk Factors” in Cytyc’s 2006 Annual Report on Form 10-K and Adeza’s 2006 Annual Report on Form 10-K, all as filed with the SEC. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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